EXHIBIT 1.(a)(1)

                                                                           DRAFT
                                                                         10/2/96

 ______________________________________________________________________________
 ______________________________________________________________________________









                            MERRILL LYNCH & CO., INC.

                            (a Delaware corporation)





                             UNDERWRITING AGREEMENT
                             ----------------------











                            Dated:  October __, 1996


 ______________________________________________________________________________
 ______________________________________________________________________________

                                Table of Contents

          SECTION 1.  Representations and Warranties. . . . . . . . . . . .    4
               (a)  Representations and Warranties by the Company.  . . . .    4
                    (1)   Compliance with Registration Requirements . . . .    5
                    (2)   Incorporated Documents. . . . . . . . . . . . . .    6
                    (3)   Independent Accountants.  . . . . . . . . . . . .    6
                    (4)   Financial Statements. . . . . . . . . . . . . . .    6
                    (5)   No Material Adverse Change in Business  . . . . .    6
                    (6)   Good Standing of the Company  . . . . . . . . . .    7
                    (7)   Good Standing of Subsidiaries.  . . . . . . . . .    7
                    (8)   Authorization of this Underwriting Agreement and
                              the Terms Agreement . . . . . . . . . . . . .    7
                    (9)   Authorization of Senior Debt Securities
                              and/or Subordinated Debt Securities . . . . .    7
                    (10)  Authorization of the Indentures . . . . . . . . .    8
                    (11)  Authorization of Warrants . . . . . . . . . . . .    8
                    (12)  Authorization of Index Warrant
                              Indenture or Warrant Agreement  . . . . . . .    9
                    (13)  Authorization of Underlying Securities  . . . . .    9
                    (14)  Description of the Underwritten Securities,
                              Indentures, Warrant Agreements and Underlying
                          Securities. . . . . . . . . . . . . . . . . . . .   10
                    (15)  Absence of Defaults and Conflicts.  . . . . . . .   10
                    (16)  Absence of Labor Dispute. . . . . . . . . . . . .   11
                    (17)  Absence of Proceedings. . . . . . . . . . . . . .   11
                    (18)  Exhibits. . . . . . . . . . . . . . . . . . . . .   11
                    (19)  Absence of Further Requirements.  . . . . . . . .   11
                    (20)  Possession of Intellectual Property.  . . . . . .   11
                    (21)  Possession of Licenses and Permits. . . . . . . .   12
                    (22)  Title to Property.  . . . . . . . . . . . . . . .   12
                    (23)  Commodity Exchange Act  . . . . . . . . . . . . . . 12
                    (24)  Compliance with Cuba Act. . . . . . . . . . . . .   13
               (b)  Officers' Certificates. . . . . . . . . . . . . . . . .   13

          SECTION 2.  Sale and Delivery to Underwriters; Closing  . . . . .   13
               (a)  Underwritten Securities.  . . . . . . . . . . . . . . .   13
               (b)  Payment.  . . . . . . . . . . . . . . . . . . . . . . .   13
               (c)  Denominations; Registration.  . . . . . . . . . . . . .   14

          SECTION 3.  Covenants of the Company. . . . . . . . . . . . . . .   14
               (a)  Compliance with Securities Regulations and
                    Commission Requests . . . . . . . . . . . . . . . . . .   14
               (b)  Filing of Amendments. . . . . . . . . . . . . . . . . .   14
               (c)  Delivery of Registration Statements.  . . . . . . . . .   15

               (d)  Delivery of Prospectuses. . . . . . . . . . . . . . . .   15
               (e)  Continued Compliance with Securities Laws.  . . . . . .   15
               (f)  Blue Sky Qualifications.  . . . . . . . . . . . . . . .   16
               (g)  Earnings Statement. . . . . . . . . . . . . . . . . . .   16
               (h)  Use of Proceeds.  . . . . . . . . . . . . . . . . . . .   16
               (i)  Listing.  . . . . . . . . . . . . . . . . . . . . . . .   16
               (j)  Restriction on Sale of Securities.  . . . . . . . . . .   16
               (k)  Reporting Requirements. . . . . . . . . . . . . . . . .   17

          SECTION 4.  Payment of Expenses.  . . . . . . . . . . . . . . . .   17
               (a)  Expenses. . . . . . . . . . . . . . . . . . . . . . . .   17
               (b)  Termination of Agreement  . . . . . . . . . . . . . . .   17

          SECTION 5.  Conditions of Underwriters' Obligations.  . . . . . .   18
               (a)  Effectiveness of Registration Statement . . . . . . . .   18
               (b)  Opinion of Counsel for Company. . . . . . . . . . . . .   18
               (c)  Opinion of Counsel for Underwriters.  . . . . . . . . .   18
               (d)  Officers' Certificate.  . . . . . . . . . . . . . . . .   18
               (e)  Accountant's Comfort Letter.  . . . . . . . . . . . . .   19
               (f)  Ratings.  . . . . . . . . . . . . . . . . . . . . . . .   19
               (g)  Approval of Listing.  . . . . . . . . . . . . . . . . .   19
               (h)  No Objection. . . . . . . . . . . . . . . . . . . . . .   19
               (i)  Additional Documents. . . . . . . . . . . . . . . . . .   20
               (j)  Termination of Terms Agreement. . . . . . . . . . . . .   20

          SECTION 6.  Indemnification.  . . . . . . . . . . . . . . . . . .   20
               (a)  Indemnification of Underwriters.  . . . . . . . . . . .   20
               (b)  Indemnification of Company, Directors and Officers. . .   21
               (c)  Documentary Stamp or Similar Issue Tax Indemnification.   21
               (d)  Actions against Parties; Notification.  . . . . . . . .   21
               (e)  Settlement without Consent if Failure to Reimburse. . .   22

          SECTION 7.  Contribution. . . . . . . . . . . . . . . . . . . . .   22

          SECTION 8.  Representations, Warranties and Agreements to Survive
                       Delivery . . . . . . . . . . . . . . . . . . . . . .   24

          SECTION 9.  Termination . . . . . . . . . . . . . . . . . . . . .   24
               (a)  Underwriting Agreement. . . . . . . . . . . . . . . . .   24
               (b)  Terms Agreement.  . . . . . . . . . . . . . . . . . . .   24
               (c)  Liabilities.  . . . . . . . . . . . . . . . . . . . . .   25

          SECTION 10.  Default by One or More of the Underwriters.  . . . .   25

          SECTION 11.  Notices. . . . . . . . . . . . . . . . . . . . . . .   26

          SECTION 12.  Parties. . . . . . . . . . . . . . . . . . . . . . .   26

          SECTION 13.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . .   26

          SECTION 14.  Effect of Headings.  . . . . . . . . . . . . . . . .   26

                                                                Draft of 10/2/96


                            MERRILL LYNCH & CO., INC.
                            (a Delaware corporation)


                          Debt Securities and Warrants




                             UNDERWRITING AGREEMENT

                                                                October __, 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
North Tower
World Financial Center
New York, New York  10281-1332

Ladies and Gentlemen:

     Merrill Lynch & Co., Inc., a Delaware corporation (the "Company"), proposes to issue and sell up to ____________ aggregate initial public offering price, or its equivalent based on the applicable exchange rate at the time of offering, in such foreign currencies or units of two or more thereof as the Company shall designate at the time of offering, of its (i) senior or subordinated debt securities (the "Debt Securities"), (ii) warrants to purchase Debt Securities (the "Debt Security Warrants"), (iii) warrants entitling the holders thereof to receive from the Company a payment or delivery determined by reference to decreases or increases in the level of an index or portfolio based on one or more equity or debt securities (including the price or yield of such securities), any statistical measure of economic or financial performance (including any consumer price, currency or mortgage index) or the price or value of any commodity or combination thereof (the "Index Warrants") or (iv) warrants to receive from the Company the cash value in U.S. dollars of the right to purchase (the "Currency Call Warrants") and/or to receive from the Company the cash value in U.S. dollars of the right to sell (the "Currency Put Warrants" and, together with the Currency Call Warrants, the "Currency Warrants") such foreign currencies or units of two or more currencies, or any combination thereof, as shall be designated by the Company from time to time in or pursuant to one or more offerings on terms to be determined at the time of sale. The Debt Security Warrants, the Index Warrants and the Currency Warrants are collectively referred to herein as the "Warrants".

     Unless otherwise specified in the applicable Terms Agreement (as defined below), the Debt Securities will be issued in one or more series as (i) senior indebtedness (the "Senior Debt Securities") under (x) an indenture, dated as of April 1, 1983, as amended and restated (the "1983 Indenture"), between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "1983 Trustee"), or (y) an indenture, dated as of October 1, 1993 (the "1993 Indenture", and together with the 1983 Indenture, the "Senior Indentures"), between the Company and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A.), as trustee (the "1993 Trustee" and, together with the 1983 Trustee, the "Senior Trustees") or (ii) subordinated indebtedness (the "Subordinated Debt Securities") under an indenture (the "Subordinated Indenture"), between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank, as trustee (the "Subordinated Trustee"). The Senior Debt Securities and the Subordinated Debt Securities may also be issued under one or more other indentures (each, a "Subsequent Indenture") and have one or more other trustees (each, a "Subsequent Trustee"). Any Subsequent Indenture relating to Senior Debt Securities or Subordinated Debt Securities will have terms and conditions identical in all material respects to the above referenced Senior Indentures or the Subordinated Indenture, as the case may be. Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements, and any other variable terms established by, or pursuant to the applicable Indenture.

     Unless otherwise specified in the applicable Terms Agreement, Index Warrants with a minimum value payable upon the expiration of the Index Warrants (the "Minimum Expiration Value") are to be issued under one or more indentures (the indenture relating to any issue of Index Warrants with a Minimum Expiration Value to be sold pursuant to this Underwriting Agreement to be identified in the applicable Terms Agreement and to be referred to herein as the "Index Warrant Indenture", and the Index Warrant Indentures, the Senior Indentures, the Subordinated Indenture and any Subsequent Indentures being collectively referred to herein as the "Indentures") between the Company and the index warrant trustee (the "Index Warrant Trustee", and together with the Senior Trustees, the Subordinated Trustee and any Subsequent Trustees, the "Trustees"). The Debt Security Warrants, Index Warrants and Currency Warrants which do not have a Minimum Expiration Value will be issued under one or more warrant agreements (the warrant agreement relating to any issue of Debt Security Warrants, Index Warrants or Currency Warrants without a Minimum Expiration Value to be sold pursuant to this Underwriting Agreement to be identified in the applicable Terms Agreement and to be referred to herein as the "Warrant Agreement") between the Company and the warrant agent identified therein (the "Warrant Agent"). The Warrants may vary, as applicable, as to, among other terms, title, type, specific number, exercise dates or periods, exercise price(s), expiration date(s) and terms of the related Underlying Securities (as hereinafter defined).

     The Debt Securities and the Warrants may be offered either together or separately. As used herein, "Securities" shall mean the Senior Debt Securities or Subordinated Debt Securities or the Warrants or any combination thereof, initially issuable by the Company and "Underlying

Securities" shall mean the Senior Debt Securities or Subordinated Debt Securities issuable upon exercise of the Debt Security Warrants.

     Whenever the Company determines to make an offering of Securities through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), or through an underwriting syndicate managed by Merrill Lynch, the Company will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, Merrill Lynch and such other underwriters, if any, selected by Merrill Lynch (the "Underwriters", which term shall include Merrill Lynch, whether acting as sole Underwriter or as a member of an underwriting syndicate, as well as any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to each offering of Securities shall specify the aggregate principal amount or the number, as the case may be, of Securities to be issued (the "Underwritten Securities"), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter other than Merrill Lynch acting as co-manager in connection with such offering, the aggregate principal amounts or the number of Warrants, as the case may be, of Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery of and payment for the Underwritten Securities and any other material variable terms of the Underwritten Securities, as well as the material variable terms of any related Underlying Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written communication (including facsimile) between the Company and Merrill Lynch, acting for itself and, if applicable, as representatives of any other Underwriters. Each offering of Underwritten Securities through Merrill Lynch as sole Underwriter or through an underwriting syndicate managed by Merrill Lynch will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

     The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-3 (No. 333-        ) for the
registration of the Securities and the Underlying Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission, and each Indenture in effect as of the date of this Underwriting Agreement has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Company will have filed such post-effective amendments to such registration statement as may be required, and any applicable Indenture will have been duly qualified under the 1939 Act, prior to the execution of the applicable Terms Agreement. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Underwritten

Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference which have been filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Terms Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462 Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Underwriting Agreement to the date of the Prospectus shall mean the date of the Term Sheet. The term "preliminary prospectus" shall mean any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) Representations and Warranties by the Company. The Company represents and warrants to Merrill Lynch, as of the date hereof, and to each Underwriter named in the applicable Terms Agreement, as of the date thereof, and as of the relevant Closing Time (as defined below)(in each case, a "Representation Date"), as follows:

         (1)  Compliance with Registration Requirements.  The Company meets the
              -----------------------------------------
     requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, each Indenture in effect as of each Representation Date has been duly qualified under the 1939 Act.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission subsequent to the date the Registration Statement became effective (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to (A) statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus or (B) that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 (the "Form T-1") under the 1939 Act of the relevant Trustee.

               Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (2)  Incorporated Documents.  The documents incorporated or deemed to
              ----------------------
     be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Times, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (3)  Independent Accountants.  The accountants who certified the
              -----------------------
     financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (4)  Financial Statements.  The financial statements included in the
              --------------------
     Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of consolidated earnings, consolidated stockholders' equity and consolidated cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

          (5)  No Material Adverse Change in Business.  Since the respective
               --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular quarterly dividends on its outstanding common stock and regular dividends on its outstanding preferred stock in amounts per share that are consistent with the terms of such preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (6)  Good Standing of the Company.  The Company has been duly
               ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Underwriting Agreement and the applicable Terms Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

          (7)  Good Standing of Subsidiaries.  Each subsidiary of the Company
               -----------------------------
     which is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the 1933 Act (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed in Exhibit 21 to the Annual Report on Form 10-K of the Company filed with the Commission under Section 13 of the 1934 Act and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the 1933 Act.

          (8)  Authorization of this Underwriting Agreement and the Terms
               ----------------------------------------------------------
     Agreement.  This Underwriting Agreement has been, and the applicable Terms
     ---------
     Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Company.

          (9)  Authorization of Senior Debt Securities and/or Subordinated Debt
               ----------------------------------------------------------------
     Securities.  If the Underwritten Securities being sold pursuant to the
     ----------
     applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated by the applicable Trustee in the manner provided for in the applicable

     Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States; and such Underwritten Securities will be in the form contemplated by, and each registered holder thereof will be entitled to the benefits of, the applicable Indenture.

          (10)  Authorization of the Indentures.  If the Underwritten Securities
                -------------------------------
     being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities, each applicable Indenture has been, or prior to the issuance of such Underwritten Securities will have been, duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the respective Trustee), will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorgani-zation, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States.

          (11)  Authorization of Warrants.  If the Underwritten Securities being
                -------------------------
     sold pursuant to the applicable Terms Agreement include Warrants, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement.
     Such Underwritten Securities, when issued and authenticated in the manner provided for the applicable Index Warrant Indenture or Warrant Agreement and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Warrant payable other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof will be entitled to the benefits of, the applicable Index Warrant Indenture or Warrant Agreement.

          (12)  Authorization of Index Warrant Indenture or Warrant Agreement.
                -------------------------------------------------------------
     If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants, each applicable Index Warrant Indenture or Warrant Agreement has been, or prior to the issuance of such Underwritten Securities will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery (assuming the due authorization, execution and delivery by the applicable Trustee or Warrant Agent), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Warrant payable other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
     (B) governmental authority to limit, delay or prohibit the making of payments outside the United States.

          (13)  Authorization of Underlying Securities.  If the Underlying
                --------------------------------------
     Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities, such Underlying Securities have been, or as of the date of such Terms Agreement will have been, duly authorized for issuance by the Company upon the exercise of the Debt Security Warrants. Such Underlying Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered in accordance with the terms of the Debt Security Warrant, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States.

          (14)  Description of the Underwritten Securities, Indentures, Warrant
                ---------------------------------------------------------------
     Agreements and Underlying Securities.  The Underwritten Securities being
     ------------------------------------
     sold pursuant to the applicable Terms Agreement and each applicable Indenture and Warrant Agreement, as of the date of the Prospectus, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          (15)  Absence of Defaults and Conflicts.  Neither the Company nor any
                ---------------------------------
     of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance by the Company of this Underwriting Agreement, the applicable Terms Agreement, the Securities, each applicable Indenture and Warrant Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined below) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, events, liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company or any of its subsidiaries (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (16)  Absence of Labor Dispute.  No labor dispute with the employees
                ------------------------
     of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which may reasonably be expected to result in a Material Adverse Effect.

          (17)  Absence of Proceedings.  There is not any action, suit,
                ----------------------
     proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties, or operations thereof or the consummation of the transactions contemplated in this Underwriting Agreement, the applicable Terms Agreement, any applicable Indenture or Warrant Agreement or the performance by the Company of its obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, property, or operations is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (18)  Exhibits.  There are no contracts or documents which are of a
                --------
     character required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (19)  Absence of Further Requirements.  No filing with, or
                -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Underwriting Agreement or the applicable Terms Agreement or in connection with the transactions contemplated under this Underwriting Agreement, such Terms Agreement, any applicable Indenture or Warrant Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (20)  Possession of Intellectual Property.  The Company and its
                -----------------------------------
     Subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, service marks, trade names and other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (21)  Possession of Licenses and Permits.  The Company and its
                ----------------------------------
     Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (22)  Title to Property.  The Company and its Subsidiaries have good
                -----------------
     and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (A) are described in the Registration Statement and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.

          (23)  Commodity Exchange.  The Underwritten Securities being sold
                ------------------
     pursuant to the applicable Terms Agreement and any Underlying Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

          (24)  Compliance with Cuba Act.  The Company has complied with, and is
                ------------------------
     and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
     517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

     (b) Officers' Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

     SECTION 2.  Sale and Delivery to Underwriters; Closing.
                 ------------------------------------------

     (a) Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     (b) Payment. Payment of the purchase price for, and delivery of, the Underwritten Securities shall be made (i) in the case of Securities in registered form, at the offices of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), World Financial Center, North Tower, New York, New York 10281, or (ii) in the case of Securities in bearer form, at the office of Merrill Lynch International, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 9:00 A.M. (Eastern time), on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Merrill Lynch for its account or, if applicable, for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them (unless such Underwritten Securities are issuable only in the form of one or more global securities registered in the name of a depository or a nominee of a depository, in which event the Underwriters' interest in such global certificate shall be noted in a manner satisfactory to the underwriters and their counsel). It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the

Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (c) Denominations; Registration. Certificates for the Underwritten Securities shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day prior to the Closing Time. The certificates for the Underwritten Securities will be made available for examination and packaging by Merrill Lynch in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

     SECTION 3.  Covenants of the Company.  The Company covenants with Merrill
                 ------------------------
Lynch, and with each Underwriter participating in the applicable offering of Underwritten Securities, as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify Merrill Lynch immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 of the 1933 Act Regulations and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for the Underwriters shall object.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to Merrill Lynch and counsel for the Underwriters, without charge, upon request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to Merrill Lynch, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. Copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities and any related Underlying Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Merrill Lynch may designate and to maintain such qualifications in effect for a period of not less than one year from the date of the applicable Terms Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Underwritten Securities or any related Underlying Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of such Terms Agreement.

          (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds".

          (i) Listing. The Company will use its best efforts to effect the listing of the Underwritten Securities and any related Underlying Securities, prior to the Closing Time, on any national securities exchange or quotation system if and as specified in the applicable Terms Agreement.

          (j) Restriction on Sale of Securities. Between the date of the applicable Terms Agreement and the later of termination of any trading restrictions or the Closing Time with respect to the Underwritten Securities, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any new issue of debt securities of the Company with a maturity of more than one year, including additional Debt Securities (except for (i) any debt securities issued upon exercise of warrants, (ii) medium-term notes of the Company issued in the ordinary course of business through MLPF&S (A) acting as agent for the Company, or (B) acting as principal and purchasing up to $10 million aggregate principal amount of medium-term notes of the Company for resale, or (iii) any debt securities of the Company denominated in a currency other than the currency in which the Underwritten Securities subject to such Terms Agreement shall be denominated) or any warrants for the purchase of debt securities of the Company with a maturity of more than one year.

          (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4.  Payment of Expenses.  (a) Expenses.  The Company will pay all
                 -------------------
expenses incident to the performance of its obligations under this Underwriting Agreement or the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any Agreement among Underwriters, the Indentures, any Warrant Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Underwritten Securities or any related Underlying Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities and any related Underlying Securities, any certificates for the Underwritten Securities or such Underlying Securities, as applicable, to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustees, and any Warrant Agent, and their respective counsel, (v) the qualification of the Underwritten Securities and any related Underlying Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any Legal Investment Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities and any related Underlying Securities, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities and any related Underlying Securities, if applicable, and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Underwritten Securities and any related Underlying Securities.

     (b) Termination of Agreement. If the applicable Terms Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or
Section 9(b)(i) hereof, the Company shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5.  Conditions of Underwriters' Obligations.  The obligations of
                 ---------------------------------------
the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been initiated or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities and any related Underlying Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

          (b) Opinion of Counsel for Company. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

          (c) Opinion of Counsel for Underwriters. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of Sullivan & Cromwell, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in (1), (5), (6) to (10), as applicable, (11), (12) (solely as to the information in the Prospectus under "Description of Debt Securities", "Description of Debt Warrants" and "Description of Index Warrants", if any, or any caption purporting to describe any such Securities), (14), (15) and the penultimate paragraph of Exhibit B hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to Merrill Lynch. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (d) Officers' Certificate. At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received a certificate of the President, a Vice President, the Treasurer or the Controller of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and
     (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (e) Accountant's Comfort Letter. At the date hereof and at Closing Time, Merrill Lynch shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to Merrill Lynch, together with signed or reproduced copies for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (f) Ratings. At Closing Time, the Underwritten Securities shall have the ratings accorded by any "nationally recognized statistical rating organization", as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in the rating assigned to the Underwritten Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Underwritten Securities or any of the Company's other securities.

          (g) Approval of Listing. At Closing Time, the Underwritten Securities shall have been approved for listing, subject only to official notice of issuance, if and as specified in the applicable Terms Agreement.

          (h) No Objection. If the Registration Statement or an offering of Underwritten Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (i) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and, if applicable, certain matters relating to the Underlying Securities, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to Merrill Lynch and counsel for the Underwriters.

          (j) Termination of Terms Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by Merrill Lynch by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.
                 ---------------

     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 13 of Form S-3.

     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Documentary Stamp or Similar Issue Tax Indemnification.The Company agrees to indemnify and hold harmless each Underwriter against any documentary stamp or similar issue tax and any related interest or penalties on the issue or sale of the Underwritten Securities to the Underwriters which are due in the United States of America, the United Kingdom or any other jurisdiction.

     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, except that the Company shall be liable for the fees and expenses of one counsel representing Merrill Lynch and the persons controlling Merrill Lynch and one counsel representing all other Underwriters and the persons controlling them. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7.  Contribution.  If the indemnification provided for in Section 6
                 ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

     The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

     SECTION 9.  Termination.
                 -----------

     (a) This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or Merrill Lynch upon the giving of 30 days' prior written notice of such termination to the other party hereto.

     (b)  Terms Agreement.   Merrill Lynch may terminate such applicable Terms
Agreement, by notice to the Company, at any time at or prior to the Closing Time, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Underwritten Securities or any related Underlying Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Underwritten Securities or any related Underlying Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

     (c) Liabilities. If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10.  Default by One or More of the Underwriters.  If one or more of
                  ------------------------------------------
the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the aggregate principal amount or number, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the aggregate principal amount or number, as the case may be, of Defaulted Securities exceeds 10% of the aggregate principal amount or number, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of the applicable Terms Agreement either Merrill Lynch or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

     SECTION 11.  Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at World Financial Center, North Tower, New York, New York 10281-1332, attention of Patricia

A. Verrilli, Managing Director, or, in respect of any Terms Agreement, to such other person and place as may be specified therein; and notices to the Company shall be directed to it at 100 Church Street, 12th Floor, New York, New York 10080-6512, attention of the Secretary with a copy to the Treasurer at World Financial Center, South Tower, 225 Liberty Street, New York, New York 10080-0736.

     SECTION 12.  Parties.  This Underwriting Agreement and the applicable Terms
                  -------
Agreement shall each inure to the benefit of and be binding upon the Company, Merrill Lynch and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13.  GOVERNING LAW.  THIS UNDERWRITING AGREEMENT AND ANY APPLICABLE
                  -------------
TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 14.  Effect of Headings.  The Article and Section headings herein
                  ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between Merrill Lynch and the Company in accordance with its terms.

                                   Very truly yours,

                                   MERRILL LYNCH & CO., INC.


                                   By:
                                       -----------------------------------------

                                                Name:
                                                Title:
CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED


By: ______________________________________
     Authorized Signatory

                                                                       Exhibit A


                            MERRILL LYNCH & CO., INC.
                            (a Delaware corporation)

                          Debt Securities and Warrants

                                 TERMS AGREEMENT
                                 ---------------


                                        Dated:  _______________, 19__


To:  Merrill Lynch & Co., Inc.
     World Financial Center
     North Tower
     New York, New York  10281-1332


Ladies and Gentlemen:

     We understand that Merrill Lynch & Co., Inc., a Delaware corporation (the
"Company"), proposes to issue and sell [$           aggregate principal amount
of its [senior] [subordinated] debt securities (the "Debt Securities") [ warrants (the "Debt Security Warrants") to purchase $ aggregate principal amount of [senior] [subordinated] debt securities] [title of Index Warrants or Currency Warrants being purchased] (such securities also being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we [the underwriters named below (the "Underwriters")] offer to purchase [, severally and not jointly,] the [principal amount] [number] of Underwritten Securities [opposite their names set forth below] at the purchase price set forth below.


                              [Principal Amount]
Underwriter                   [Number] of Underwritten Securities
-----------                   -----------------------------------


                              ________________
Total                         [$]
                              =======================


     The Underwritten Securities shall have the following terms:

                                [Debt Securities]
                                 ----------------

Title:
Rank:
Aggregate principal amount:
Denominations:
Currency of payment:
Interest rate or formula:
Interest payment dates:
Regular record dates:
Stated maturity date:
Redemption provisions:
Sinking fund requirements:
Listing requirements:
Rating requirements:
Black-out provisions:
Fixed or Variable Price Offering: [Fixed] [Variable] Price Offering
If Fixed Price Offering, initial public offering price per share:          % of
the principal amount, plus accrued interest [amortized original issue discount], if any, from _________________.
Purchase price: ___% of principal amount, plus accrued interest [amortized original issue discount], if any, from _________________.
Form:
Other terms and conditions:
Closing date and location:


                             Debt Security Warrants
                             ----------------------

Title:
Type:
Number:
Warrant Agreement:
Warrant Agent:
Issuable jointly with Debt Securities:  [Yes]  [No]
  [Number of Debt Security Warrants issued with each $__________ principal amount of
  Debt Securities:]
  [Detachable Date:]
Date(s) from which or period(s) during which Debt Security Warrants are exercisable:
Date(s) on which Debt Security Warrants expire:
Exercise price(s):
Initial public offering price:  $
Purchase price:  $
Title of Underlying Securities:
  Principal amount purchasable upon exercise of one Debt Security Warrant:

  Terms of Underlying Securities:
Form: [Registered] [Bearer]
Listing requirements:
Rating requirements:
Other terms and conditions:
Closing date and location:

                                 Index Warrants
                                 --------------

Title:
Number:
[Warrant Agreement] [Index Warrant Indenture]:
Issuable jointly with Debt Securities: [Yes] [No]
     [Number of Index Warrants issued with each $       principal amount of Debt
Securities:]
     [Detachable Date:]
Date(s) from which or period(s) during which Index Warrants are exercisable:
Date(s) on which Index Warrants expire:
Circumstances causing automatic exercise:
Strike price(s) of Index Warrants:
Initial Public offering price:  $
Purchase price:  $
Cash Settlement Value formula:
Listing requirements:
Rating requirements:
Other terms and conditions:
Closing date and location:


                                Currency Warrants
                                -----------------

Title:
Number:
Warrant Agreement:
Issuable jointly with Debt Securities: [Yes] [No]
     [Number of Currency Warrants issued with each $       principal amount of
Debt Securities:]
     [Detachable Date:]
Date(s) from which or period(s) during which Currency Warrants are exercisable:
Date(s) on which Currency Warrants expire:
Circumstances causing automatic exercise:
Strike price(s) of Currency Warrants:
Public offering price:  $
Purchase price:  $
Cash Settlement Value formula:
Listing requirements:

Rating requirements:
Other terms and conditions:
Closing date and location:


     All of the provisions contained in the document attached as Annex I hereto entitled "MERRILL LYNCH & CO., INC.-- Debt Securities and Warrants -- Underwriting Agreement" (the "Underwriting Agreement") are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     [The Underwriter(s) hereby expressly [waives] [waive] Company's compliance with Section 3(j) of the Underwriting Agreement.]

     Please accept this offer no later than ____ o'clock P.M. (New York City time) on ______________ by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                    Very truly yours,

                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                   INCORPORATED


                    By ___________________________________
                         Authorized Signatory

                    [Acting on behalf of itself and the other named
Underwriters.]


Accepted:

MERRILL LYNCH & CO., INC.

By _________________________
    Name:
    Title:

                                                                       Exhibit B


                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, [or as contemplated under,] the Underwriting Agreement and the applicable Terms Agreement.

     (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect (as defined in Section 1(a)(5) of the Underwriting Agreement).

     (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York; all of the issued and outstanding capital stock of MLPF&S has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of MLPF&S was issued in violation of preemptive or other similar rights of any securityholder of MLPF&S.

     (5) The Underwriting Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

     (6) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities --] The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and authenticated by the respective Trustee in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether the enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States; and the Underwritten Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

     (7) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities --]. The [Each] applicable Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the respective Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law)[, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
(B) governmental authority to limit, delay or prohibit the making of payments outside the United States].

     (8) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants --] The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Index Warrant Indenture or Warrant Agreement and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by such Warrant Agreement and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law)[, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Warrant payable other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limited, delay or prohibit the making of payments outside the United States].

     (9) [Include if the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants --] The [Each] applicable Index Warrant Indenture or Warrant Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Trustee or Warrant Agent) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law)[, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Warrant payable other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limited, delay or prohibit the making of payments outside the United States].

     (10) [Include if the Underlying Securities related to the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities -- ] The Underlying Securities have been duly authorized for issuance upon exercise of the Debt Security Warrants. The Underlying Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor in accordance with the terms of the Debt Security Warrants, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States.

     (11) The Underwritten Securities being sold pursuant to the applicable Terms Agreement and the [each] applicable [Indenture] [Warrant Agreement] conform, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform, in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

     (12) The information in the Prospectus under "Description of Debt Securities", "Description of Debt Warrants", "Description of Index Warrants", "Description of Currency Warrants", or any caption purporting to describe any such Securities, and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

     (13) The execution, delivery and performance of the Underwriting Agreement, the applicable Terms Agreement and the [each] applicable [Indenture] [Warrant Agreement] and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Registration Statement and the Prospectus and the consummation of the transactions contemplated in the Underwriting Agreement and such Terms Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined in Section 1(a)(15) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the properties, assets or operations of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, defaults, liens, events, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations.

     (14) The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission. Each applicable Indenture is qualified under the 1939 Act.

     (15) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and each Trustee's Statement of Eligibility on Form T-1 (the "Form T-1s"), as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (16) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

     (17) No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under the Underwriting Agreement or the applicable Terms Agreement or in connection with the transactions contemplated under the Underwriting Agreement, such Terms Agreement or the [any] applicable [Indenture] [Warrant

Agreement] other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under state securities or blue sky laws.

     [(18) [Include if required in the Terms Agreement] The Underwritten Securities [and any Underlying Securities], upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act") and the rules and regulations of the Commodity Futures Trading Commission with the Commodity Exchange Act.]

     We have participated in conferences with officers and representatives of the Company, representatives of the independent accountants of the Company and the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and Prospectus and have made no independent check or verification thereof, on the basis of the foregoing, nothing has come to our attention that would lead us to believe that the Registration Statement or any post-effective amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1s, as to which we make no statement), at the time the Registration Statement or any post-effective amendment thereto (including the filing of the Company's Annual Report on Form 10-K with the Commission) became effective or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.